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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
MOMED Holding Co.

         We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" and "Federal Income Tax Consequences" in the Registration Statement.





                                           /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
October 1, 1996